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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                (Amendment No.4)


Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:


[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    AMERICAN RETIREMENT VILLAS PROPERTIES II,
                        A CALIFORNIA LIMITED PARTNERSHIP

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                (Name of Registrant as Specified in its Charter)
                        Atria Senior Living Group, Inc.
                            ARV ASSISTED LIVING, INC.

                            ARVP II ACQUISITION, L.P.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
         Limited Partnership Units

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(2)      Aggregate number of securities to which transaction applies:
         16,697.566
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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           $300
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(4)      Proposed maximum aggregate value of transaction:
           $5,009,209.80*
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(5)      Total fee paid:
           $635**
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[X] Fee paid previously with preliminary materials.

 * Estimated for purposes of calculating the amount of filing fee only. Transaction value was derived by multiplying 16,697.566 (the number of units of limited partnership interest of registrant outstanding as of March 24, 2004 that are not held by ARV or its subsidiaries) by $300 (the offer price).

** The amount of the filing fee, calculated in accordance with Rule 0-11 of the Securities and Exchange Act of 1934, as amended, and Fee Advisory #7 for Fiscal Year 2004 issued by the Securities and Exchange Commission on January 26, 2004, equals 0.012670% of the transaction valuation.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid: $353.92

    (2) Form, Schedule or Registration Statement No.: Schedule 14A

    (3) Filing Party: ARV Assisted Living, Inc., Atria Senior Living Group, Inc., and ARVP II Acquisition, L.P.

    (4) Date Filed: January 21, 2004
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                           ARVP II ACQUISITION, L.P.
                         245 FISCHER AVENUE, SUITE D-1
                          COSTA MESA, CALIFORNIA 92626
                              TEL. (714) 751-7400

                                  May 11, 2004

To Whom It May Concern:

     As you are aware, we have extended the Expiration Date of our Offer and Consent Solicitation to 11:59 p.m. Eastern time on May 14, 2004. As a result, your clients have until this time to tender their Units and consent to the Merger Proposal as provided in our Offer to Purchase Offer and Consent Solicitation Statement, dated March 24, 2004 (the "Offer to Purchase").

     Our records indicate some or all of your clients have not yet tendered their Units or consented to our proposal to effect the Merger as provided in the Offer to Purchase. For your convenience, we have attached to this letter a list of the names of your clients who have not yet tendered their Units or voted on the Merger Proposal.

     The Offer and the Merger are each conditioned on, among other things, approval of the Merger Proposal by Unitholders holding more than 50% of the Units that ARV Assisted Living, Inc. or its subsidiaries do not own. Therefore, if we do not receive such approvals, your clients may not receive the $300 per Unit Offer Price, even if they have validly tendered their Units and consented to the Merger Proposal.

     Therefore, anyone wishing to tender their Units must complete and fax his or her Agreement of Assignment and Transfer previously sent to such person immediately to ACS Securities Services, Inc. at (866) 275-3710 on or prior to the Expiration Date and mail in the originals of such materials as provided in the Offer to Purchase.

     Anyone wishing to consent to the Merger Proposal must complete and fax his or her Consent Form previously sent to such person immediately to the same number on or prior to the Expiration Date.

     Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Offer to Purchase.

     If you have any questions, please call the Information Agent at (866) 275-3707 or Ms. Connie Lester at (714) 435-4338.

                                          Very truly yours,

                                          ARVP II Acquisition, L.P.